As filed with the Securities and Exchange Commission on January 11, 2018

Registration No. 333-221836

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GETTY REALTY CORP.

(Exact Name of Registrant as Specified in its Charter)

Maryland	11-3412575
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two Jericho Plaza, Suite 110
Jericho, New York 11753-1681
(516) 478-5400
(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Christopher J. Constant
President and Chief Executive Officer
Getty Realty Corp.
Two Jericho Plaza, Suite 110
Jericho, New York 11753-1681
(516) 478-5400
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

With a Copy to:

Wm. David Chalk
DLA Piper LLP (US)
6225 Smith Avenue
Baltimore, Maryland 21209
Telephone: (410) 580-4120
Facsimile: (410) 580-3120

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer ☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of Getty Realty Corp. (Registration No. 333-221836), initially filed on November 30, 2017 (the “Registration Statement”), is being filed as an exhibit-only filing to file an updated consent of PricewaterhouseCoopers LLP, filed herewith as Exhibit 23.1 (the “Consent”).  Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the Exhibit Index, the signature page to the Registration Statement, and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted from this Amendment.

Part II—INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Exhibit Index

Exhibit
No.	Description	Incorporation by Reference
1.1	Form of Underwriting Agreement.	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

3.1	Articles of Incorporation of Getty Realty Holding Corp. (“Holdings”), now known as Getty Realty Corp., filed December 23, 1997.

Incorporated by reference from the Company’s Registration Statement on Form S-4, filed on January 12, 1998 (File No. 333-44065), included as Appendix D to the Joint Proxy/Prospectus that is a part thereof.

3.2	Articles Supplementary to Articles of Incorporation of Holdings, filed January 21, 1998.	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-13777).

3.3	Bylaws of Getty Realty Corp.	Incorporated by reference from the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2011 (File No. 001-13777).

3.4	Articles of Amendment of Holdings, changing its name to Getty Realty Corp., filed January 30, 1998.	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-13777).

3.5	Amendment to Articles of Incorporation of Holdings, filed August 1, 2001.	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (File No. 001-13777).

3.6	Articles Supplementary to Articles of Incorporation of Holdings, filed October 25, 2017	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (File No. 001-13777).

4.1	Specimen of certificate of Common Stock	Incorporated by reference from the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2010 (File No. 001-13777).

4.2	Form of Senior Indenture	Incorporated by reference from the Company’s Registration Statement on Form S-3 filed with the SEC on November 30, 2017 (File No. 333-221836).

4.3	Form of Subordinated Indenture	Incorporated by reference from the Company’s Registration Statement on Form S-3 filed with the SEC on November 30, 2017 (File No. 333-221836).

4.4	Form of Warrant	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

4.5	Form of Unit Agreement	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

4.6	Form of Articles Supplementary with respect to Preferred Stock	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

5.1	Opinion of DLA Piper LLP (US)	Incorporated by reference from the Company’s Registration Statement on Form S-3 filed with the SEC on November 30, 2017 (File No. 333-221836).

8.1	Opinion of DLA Piper LLP (US) regarding certain tax matters.	Incorporated by reference from the Company’s Registration Statement on Form S-3 filed with the SEC on November 30, 2017 (File No. 333-221836).

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges	Incorporated by reference from the Company’s Registration Statement on Form S-3 filed with the SEC on November 30, 2017 (File No. 333-221836).

23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith.

23.2	Consent of DLA Piper LLP (US)	Included in Exhibit 5.1 and 8.1.

24.1	Powers of Attorney	Incorporated by reference from the Company’s Registration Statement on Form S-3 filed with the SEC on November 30, 2017 (File No. 333-221836).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jericho, State of New York, on January 11, 2018.

GETTY REALTY CORP.
By:	/s/ DANION FIELDING
Danion Fielding
Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ CHRISTOPHER J. CONSTANT Christopher J. Constant	President, Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2018

/s/ DANION FIELDING Danion Fielding	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	January 11, 2018

/s/ EUGENE SHNAYDERMAN Eugene Shnayderman	Chief Accounting Officer and Controller (Principal Accounting Officer)	January 11, 2018

* Leo Liebowitz	Chairman of the Board	January 11, 2018

* Milton Cooper	Director	January 11, 2018

* Philip E. Coviello	Director	January 11, 2018

* Richard E. Montag	Director	January 11, 2018

* Howard Safenowitz	Director	January 11, 2018

* /s/ DANION FIELDING Attorney-in-fact pursuant to power of attorney previously filed with the Registration Statement on Form S-3 (333-221836), originally filed on November 30, 2017.